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                                                                  EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this registration statement of Homestore.com, Inc. on Form S-1 of our report dated March 31, 1999, except as to the stock splits described in Note 14, which are as of April 5, 1999 and August 4, 1999, relating to the consolidated financial statements of Homestore.com, Inc. which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ PricewaterhouseCoopers LLP

Century City, California

January 17, 2000